UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) March 19, 1997


                           CCB Financial Corporation
          (Exact name of registrant as specified in its charter)



             North Carolina              0-12358           56-1347849
     (State or other jurisdiction     (Commission File    (IRS Employer
             of incorporation)             Number)       Identification No.)




      111 Corcoran Street, Post Office Box 931, Durham, NC  27702
                 (Address of principal executive offices)


     Registrant's telephone number, including area code    (919)  683-7777



                                       N/A
                (Former name or former address, if changed since last report)

Item 5.   Other Events.

      Completion of Due Diligence of American Federal. On February 17, 1997, Registrant and American Federal Bank, FSB ("American Federal"), Greenville, South Carolina, entered into a definitive agreement under which American Federal would be merged into and with Registrant. The Registrant and American Federal jointly announced the satisfactory completion of due diligence on March 19, 1997. The transaction is anticipated to close early in the third quarter of 1997.


Item 7.             Financial Statements and Exhibits.


          (c) Exhibits

     Exhibit 99.    Press Release dated March 19, 1997


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CCB FINANCIAL CORPORATION


Date: March 21, 1997          By:  /s/ W. HAROLD PARKER, JR.
                                   W. Harold Parker Jr.
                                  Senior Vice President and Controller